Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH

ALL OF THE OUTSTANDING ORDINARY SHARES INCLUDING

AMERICAN DEPOSITARY SHARES REPRESENTING ORDINARY SHARES

OF

SEQUANS COMMUNICATIONS S.A.

PURSUANT TO THE OFFER TO PURCHASE DATED SEPTEMBER 11, 2023

BY

RENESAS ELECTRONICS EUROPE GMBH

A DIRECT WHOLLY OWNED SUBSIDIARY

OF

RENESAS ELECTRONICS CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON OCTOBER 6, 2023, UNLESS THE OFFER IS EXTENDED.

September 11, 2023

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated September 11, 2023 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related American Depositary Share Letter of Transmittal (together with any amendments or supplements thereto, the “ADS Letter of Transmittal”), corresponding to the offer by Renesas Electronics Europe GmbH, incorporated as a limited liability company under the laws of Germany (Gesellschaft mit beschränkter Haftung—GmbH) (“Purchaser”) and a direct wholly owned subsidiary of Renesas Electronics Corporation, a Japanese corporation, to purchase all of the outstanding ordinary shares, nominal value €0.01 per share (each, an “Ordinary Share,” and collectively, the “Ordinary Shares”), including American Depositary Shares representing Ordinary Shares (each of which represents four Ordinary Shares) (each, an “ADS,” and collectively, the “ADSs”), and Ordinary Shares issuable upon the exercise, conversion or exchange of any outstanding options, warrants, convertible securities, restricted share awards or rights to purchase, subscribe for, or be allocated Ordinary Shares, of Sequans Communications S.A., a société anonyme organized under the laws of France, for U.S. $0.7575 per Ordinary Share and U.S. $3.03 per ADS, in each case, payable net to the seller in cash, without interest, less any withholding taxes that may be applicable, upon the terms and subject to the conditions set forth in the Offer to Purchase and ADS Letter of Transmittal (together with the Offer to Purchase, the Ordinary Share Acceptance Form and other related materials, as each may be amended or supplemented from time to time, the “Offer”).

We (or our nominees) are the holder of record of ADSs held by us for your account. A tender of such ADSs can be made only by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related ADS Letter of Transmittal.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON OCTOBER 6, 2023, UNLESS THE OFFER IS EXTENDED.

Your attention is directed to the following:

1. The Offer commenced on September 11, 2023 and will expire at one minute after 11:59 p.m., New York City time, on October 6, 2023, unless the Offer is extended (the latest time and date at which the Offer will expire, the “Expiration Date”).

2. The Offer is being made for all Ordinary Shares, ADSs and Ordinary Shares issuable upon the exercise of any outstanding options, warrants, convertible securities, restricted share awards or rights to purchase, subscribe for, or be allocated Ordinary Shares.

3. The Offer is subject to the satisfaction or waiver of various conditions as described in the section “The Tender Offer—Conditions of the Offer” of the Offer to Purchase.

4. Purchaser will not pay any fees or commissions to any broker, dealer or person (other than certain parties as described in the section “The Tender Offer—Fees and Expenses” of the Offer to Purchase) for soliciting tenders of ADSs pursuant to the Offer. Banks, brokers, dealers and other nominees may, upon request, be reimbursed by Purchaser for customary mailing, handling and out of pocket expenses incurred by them in forwarding materials relating to the Offer to their customers.

5. Under no circumstances will Purchaser pay interest on the consideration paid for ADSs pursuant to the Offer, regardless of any delay in making such payment (see “The Tender Offer—Terms of the Offer—Consideration and Payment” of the Offer to Purchase).

6. If a holder of ADSs that is a U.S. person for U.S. federal income tax purposes does not provide a properly completed Internal Revenue Service (“IRS”) Form W-9 that is signed under penalties of perjury, and which includes the holder’s correct Taxpayer Identification Number (which generally is the holder’s social security or federal employer identification number), or does not otherwise establish an exemption, such holder may be subject to required backup U.S. federal income tax withholding (currently at a rate of 24%) of the gross proceeds payable to such holder in exchange for its ADSs. A copy of IRS Form W-9 is included with the ADS Letter of Transmittal. A tendering holder of ADSs that is not a U.S. person may establish such holder’s exemption from backup withholding by submitting to the applicable withholding agent a properly completed IRS Form W-8, signed under penalties of perjury, which The Bank of New York Mellon (the “Tender Agent”) will provide upon request and which may be obtained from the IRS on its Internet website: www.irs.gov (see “The Tender Offer—Procedures for Tendering into the Offer—Backup United States Federal Income Tax Withholding” of the Offer to Purchase).

7. Holders of ADSs that cannot deliver all required documents to make a valid tender to the Tender Agent before one minute after 11:59 p.m., New York City time, on the Expiration Date may nevertheless tender such ADSs by contacting their broker or custodian in order to execute a Notice of Guaranteed Delivery and following the guaranteed delivery procedures as described in the section “The Tender Offer—Procedures for Tendering into the Offer—Guaranteed Delivery Procedures” of the Offer to Purchase.

A tender of the ADSs held by us (or our nominee(s)) for your account may only be made by us, as the holder of record of the ADSs, pursuant to your instructions. If you wish to have us tender any or all of the ADSs held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the acceptance period under the Offer. An envelope in which to return your instructions to us is enclosed for your convenience.

THE MATERIALS RELATING TO THE OFFER ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE ADSs HELD BY US (OR OUR NOMINEE(S)) FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.

THE ENCLOSED ADS LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ADSs HELD BY US FOR YOUR ACCOUNT. IF YOU WISH TO TENDER SUCH ADSs INTO THE OFFER, YOU MUST COMPLETE, SIGN AND RETURN TO US THE INSTRUCTION FORM ATTACHED TO THIS LETTER.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of ADSs in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Payment for ADSs accepted for payment pursuant to the Offer will be made only after timely receipt of the required documents by the Tender Agent in accordance with the procedures set forth in the section “The Tender Offer—Procedures for Tendering into the Offer” of the Offer to Purchase.

You may request additional information or copies of the Offer to Purchase and ADS Letter of Transmittal from MacKenzie Partners, Inc., the information agent, at its address and telephone numbers set forth below.

The Information Agent for the Offer is:

1407 Broadway

New York, New York 10018

Holders may call toll-free:

(800) 322-2885 (from the U.S. and Canada)

From outside the U.S. and Canada:

+1(212) 929-5500

Email (for material requests only):

tenderoffer@mackenziepartners.com

INSTRUCTION FORM WITH RESPECT TO

OFFER TO PURCHASE FOR CASH

ALL OF THE OUTSTANDING ORDINARY SHARES INCLUDING

AMERICAN DEPOSITARY SHARES REPRESENTING ORDINARY SHARES

OF

SEQUANS COMMUNICATIONS S.A.

PURSUANT TO THE OFFER TO PURCHASE DATED SEPTEMBER 11, 2023

BY

RENESAS ELECTRONICS EUROPE GMBH

A DIRECT WHOLLY OWNED SUBSIDIARY

OF

RENESAS ELECTRONICS CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON OCTOBER 6, 2023, UNLESS THE OFFER IS EXTENDED.

The undersigned hereby instruct(s) you to tender the number of the ADSs indicated below (and if no number is indicated, all ADSs) held by you for the account of the undersigned in accordance with the terms and subject to the conditions set forth in the Offer to Purchase and in the ADS Letter of Transmittal.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein related to the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs, including questions as to the proper completion or execution of any ADS Letter of Transmittal or other required documents and the proper form for transfer of any ADSs, will be determined by Purchaser, in its sole discretion and that Purchaser reserves the absolute right to waive any defect or irregularity in any tender of ADSs by any holder, whether or not similar defects or irregularities are waived in the case of other holders of ADSs.

Number of ADSs to be Tendered:	SIGN HERE

ADSs.*
Signature(s)
Account Number:
Name(s)
Dated:
Address(es)

* Unless otherwise indicated, it will be assumed that all ADSs held for the undersigned’s account are to be tendered.	Area Code and Telephone Number
U.S. Taxpayer Identification or Social Security Number

Foreign Taxpayer Identification Number